Exhibit 3.1
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
COINBASE GLOBAL, INC.
(Pursuant to Sections 242 and 245 of the
General Corporation Law of the State of Delaware)
Coinbase Global, Inc., a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “General Corporation Law”),
DOES HEREBY CERTIFY:
1.That the name of this corporation is Coinbase Global, Inc., and that this corporation was originally incorporated pursuant to the General Corporation Law on January 27, 2014 under the name Coinbase Global, Inc.
2.That the Board of Directors duly adopted resolutions proposing to amend and restate the Certificate of Incorporation of this corporation, declaring said amendment and restatement to be advisable and in the best interests of this corporation and its stockholders, and authorizing the appropriate officers of this corporation to solicit the consent of the stockholders therefor, which resolution setting forth the proposed amendment and restatement is as follows:
RESOLVED, that the Amended and Restated Certificate of Incorporation of this corporation be amended and restated in its entirety to read as follows:
FIRST: The name of this corporation is Coinbase Global, Inc. (the “Corporation”).
SECOND: The address of the Corporation's registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle, Zip Code 19801. The name of its registered agent at such address is The Corporation Trust Company.
THIRD: The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law.
FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is (i) 267,640,000 shares of Class A Common Stock, $0.00001 par value per share (“Class A Common Stock”), (ii) 208,413,936 shares of Class B Common Stock, $0.00001 par value per share (“Class B Common Stock” and together with the Class A Common Stock, the “Common Stock”), (iii) 5,738,772 shares of FF Preferred Stock, 0.00001 par value per share (“FF Preferred Stock”) and (iv) 120,866,256 shares of Preferred Stock, $0.00001 par value per share (“Preferred Stock”).
The following is a statement of the designations and the powers, privileges and rights, and the qualifications, limitations or restrictions thereof in respect of each class of capital stock of the Corporation.

A.COMMON STOCK.
1.General. The voting, dividend and liquidation rights of the holders of the Common Stock are subject to and qualified by the rights, powers and preferences of the holders of the Preferred Stock set forth herein. Except as otherwise required by applicable law or as expressly set forth herein, each share of Class A Common Stock shall have the same rights and powers as, rank equally to (including as to dividends and distributions, and upon any liquidation, dissolution or winding up of the Corporation), share ratably with and be identical in all respects and in all matters to, each share of Class B Common Stock.
2.Voting. Except as otherwise provided herein or required by applicable law, each holder of shares of Class B Common Stock shall be entitled to ten (10) votes for each share of Class B Common Stock held of record by such holder and each holder of Class A Common Stock shall be entitled to one (1) vote for each share of Class A Common Stock held of record by such holder. Unless required by applicable law, there shall be no cumulative voting. Except as expressly provided in Sections 3.2 and 3.9 below or required by applicable law, holders of Class A Common Stock and Class B Common Stock shall (a) vote together as a single class on all matters (including the election of directors) submitted to a vote of the stockholders of the Corporation and (b) be entitled to notice of any stockholders’ meeting in accordance with the Bylaws of the Corporation. The number of authorized shares of Class A Common Stock and/or Class B Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by (in addition to any vote of the holders of one or more series of Preferred Stock that may be required by the terms of the Certificate of Incorporation) the affirmative vote of the holders of shares of capital stock of the Corporation representing a majority of the votes represented by all outstanding shares of capital stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law.
3.Conversion of Class B Common Stock.
3.1Right to Convert. At any time, any holder of shares of Class B Common Stock, at the option of such holder, may convert any share of Class B Common Stock held by such holder at any time after the date of issuance of such share, at the office of the Corporation or any transfer agent for such stock, into one (1) share of Class A Common Stock.
3.2Automatic Class Conversion. Upon the earlier of (i) the date and time specified by (A) the affirmative vote of the holders of Class B Common Stock representing not less than sixty six and two-thirds percent (66 2/3%) of the voting power of the outstanding shares of Class B Common Stock at the time of such vote, voting separately as a separate class, and (B) the affirmative vote of not less than sixty six and two-thirds percent (66 2/3%) of the then-serving members of the Board of Directors of the Corporation (the “Board of Directors”), which must include the affirmative vote of the Founder if (I) the Founder is then serving as a member of the Board of Directors and (II) the Founder has not been terminated for Cause (as defined below) or resigned (except for Good Reason (as defined below)) from the position of Chief Executive Officer of the Corporation, or (ii) the death or Disability of the Founder (the earlier such date referred to in clauses (i) and (ii) of this Section 3.2, the “Class B Mandatory Conversion Time”), each outstanding share of (x) Class B Common Stock shall automatically, without further action by the Corporation or any holder thereof, convert into one (1) share of Class A Common Stock, (y) Preferred Stock shall automatically, without further action by the Corporation or any holder thereof, become convertible into shares of Class A Common Stock rather than Class B Common Stock, upon conversion of such share of Preferred Stock pursuant to Article Fourth, Part B, Sections 4 and 5 of this Amended and Restated Certificate of Incorporation (the “Restated Certificate”), and (z) FF Preferred Stock shall automatically, without further action by the Corporation or any holder thereof, become convertible into shares of Class A Common Stock rather than Class B Common Stock, upon conversion of such share of FF Preferred Stock pursuant to Article Fourth, Part C, Section 4 of this Restated Certificate (but excluding any conversion pursuant to Article Fourth, Part C, Section 4.7) (each of the events referred to in clauses (i) and (ii) of this Section 3.2 are referred to herein as a “Class B Mandatory Conversion Event”).
3.3Automatic Conversion upon Transfers to Non-Affiliates. Any share of (i) Class B Common Stock shall automatically, without further action by the Corporation or any holder thereof, be converted into one (1) share of Class A Common Stock, (ii) Preferred Stock (other than Series E Preferred Stock) shall automatically, without further action by the Corporation or any holder thereof, become convertible into shares of Class A Common Stock rather than Class B Common Stock, upon conversion of such share of Preferred Stock pursuant to Article Fourth, Part B, Sections 4 and 5 of this Restated Certificate, and (iii) FF Preferred Stock shall automatically, without further action by the Corporation or any holder thereof, become convertible into shares of Class A Common Stock rather than Class B Common Stock, upon conversion of such share of FF Preferred Stock pursuant to Article Fourth, Part C, Section 4 of this Restated Certificate (but excluding any conversion pursuant to Article Fourth, Part C, Section 4.7), in each case, upon the Transfer of such share by a Qualified Stockholder other than to a Permitted Entity (each such Transfer, a “Converting Transfer”).
3.4Mechanics of Conversion. Before any holder of Class B Common Stock shall be entitled to voluntarily convert the same into shares of Class A Common Stock pursuant to Section 3.1, or upon the occurrence of an automatic conversion of the Class B Common Stock pursuant to Section 3.2 or 3.3, as applicable, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for such stock, and shall, in the event of an optional conversion pursuant to Section 3.1, give written notice to the Corporation at such office that such holder elects to convert the same and shall state therein the name or names in which such holder wishes the certificate or certificates for shares of Class A Common Stock to be issued. The Corporation shall, as soon as reasonably practicable thereafter, issue and deliver at such office to such holder, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Class A Common Stock to which such holder shall be entitled as aforesaid. In the event of an optional conversion pursuant to Section 3.1, such conversion shall be deemed to have been made immediately prior to the close of business on the date of surrender of the shares of Class B Common Stock to be converted, and the person or persons entitled to receive the shares of Class A Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Class A Common Stock on such date. If the conversion is in connection with the automatic conversion provisions set forth in Section 3.2 or Section 3.3, such conversion shall be deemed to have been made, in the case of Section 3.2, on the Class B Mandatory Conversion Time or, in the case of Section 3.3, the applicable date of Transfer, and the persons entitled to receive shares of Class A Common Stock issuable upon such conversion shall be treated for all purposes as the record holders of such shares of Class A Common Stock as of the applicable date. The Corporation shall provide notice of a Class B Mandatory Conversion Event pursuant to Section 3.2 to record holders of such shares of Class B Common Stock, Preferred Stock and FF Preferred Stock as soon as practicable following the Class B Mandatory Conversion Event. Such notice shall be provided by any means then permitted by the Delaware General Corporation Law; provided, however, that no failure to give such notice nor any defect therein shall affect the validity of the Class B Mandatory Conversion Event. Any shares of Class B Common Stock converted pursuant to the provisions herein shall be retired and cancelled and may not be reissued as shares of Class B Common Stock.
3.5Issuance Following the Dual Class Effective Time. After October 1, 2018 (the “Dual Class Effective Time”), no shares of Class B Common Stock may be issued by the Corporation, except for the issuance (i) of shares of Class B Common Stock issued upon the conversion of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or FF Preferred Stock pursuant to the provisions herein and (ii) of shares of Class B Common Stock issued upon the exercise, conversion, exchange or settlement of Options and Convertible Securities outstanding as of immediately prior to the Dual Class Effective Time.
3.6Notices. Any notice required or permitted by the provisions of this Part A of Article Fourth to be given to a holder of shares of Common Stock shall be mailed, postage prepaid, to the post office address last shown on the records of the Corporation for such holder, given by the holder to the Corporation for the purpose of notice or given by electronic communication in compliance with the provisions of the General Corporation Law, and shall be deemed sent upon such mailing or electronic transmission. If no such address appears or is given, notice shall be deemed given at the place where the principal executive office of the Corporation is located.
3.7Redemption. The Common Stock is not redeemable at the option of the holder thereof and the Corporation shall have no obligation to redeem the Common Stock.
3.8Reservation. The Corporation shall at all times reserve and keep available, out of its authorized and unissued shares of Class A Common Stock, solely for the purpose of effecting conversions of shares of Class B Common Stock into Class A Common Stock, such number of duly authorized shares of Class A Common Stock as shall from time to time be sufficient to effect the conversion of all then outstanding shares of Class B Common Stock. If at any time the number of authorized and unissued shares of Class A Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Class B Common Stock, the Corporation shall promptly take such corporate action as may be necessary to increase its authorized but unissued shares of Class A Common Stock to such number of shares as shall be sufficient for such purpose, including, without limitation, obtaining the requisite stockholder approval of any necessary amendment to this Restated Certificate.

3.9Protective Provisions. Notwithstanding anything to the contrary herein, the Corporation shall not, whether by merger, consolidation or otherwise, amend, alter, repeal or waive Part A of this Article Fourth (or adopt any provision inconsistent therewith), without first obtaining the affirmative vote (or written consent if action by written consent of stockholders is permitted at such time under this Restated Certificate) of the holders of a majority of the then outstanding shares of Class B Common Stock, voting as a separate class, in addition to any other vote required by applicable law, this Restated Certificate or the Corporation’s Bylaws.
3.10Subdivisions, Combinations or Reclassifications. Shares of Class A Common Stock or Class B Common Stock may not be subdivided, combined or reclassified unless the shares of the other class are concurrently therewith proportionately subdivided, combined or reclassified in a manner that maintains the same proportionate equity ownership between the holders of the outstanding Class A Common Stock and Class B Common Stock on the record date for such subdivision, combination or reclassification; provided, however, that shares of one such class may be subdivided, combined or reclassified in a different or disproportionate manner if such subdivision, combination or reclassification is approved in advance by the affirmative vote of the holders of a majority of the outstanding shares of Class A Common Stock and Class B Common Stock, each voting separately as a class.
3.11Definitions.
(i)“Affiliate” means, with respect to a Qualified Stockholder that is an investment fund, any other entity which, directly or indirectly, controls, is controlled by, or is under common control with such Qualified Stockholder, including, without limitation, any general partner, officer, director or manager of such entity and any venture capital fund now or hereafter existing that is controlled by one or more general partners or managing members of, is under common investment management with, shares the same management or advisory company with or is otherwise affiliated with such entity.
(ii)“Cause” means the Founder’s conviction of a felony crime involving dishonesty, breach of trust, or physical harm to any person; provided that with respect to any conviction by a tribunal outside of the United States, “Cause” shall not exist if the Founder acted on the advice of legal counsel or in the good faith belief that such action was legal and in the best interests of the Corporation.
(iii)“Charitable Trust” means a trust that is exempt from taxation under Section 501(c)(3) of the United States Internal Revenue Code of 1986, as amended (or any successor provision thereto) (whether a determination letter with respect to such exemption is issued before, at or after the Dual Class Effective Time), and further includes any successor entity that is exempt from taxation under Section 501(c)(3) (or any successor provision thereto) upon a conversion of, or transfer of all or substantially all of the assets of, a Charitable Trust to such successor entity (whether a determination letter with respect to such successor’s exemption is issued before, at or after the conversion date).
(iv)“Disability” means, with respect to the Founder, the permanent and total disability of the Founder such that the Founder is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death within 12 months or which has lasted or can be expected to last for a continuous period of not less than 12 months as determined by a licensed medical practitioner jointly selected by a majority of the then-serving members of the Board of Directors, including the Founder to the extent the Founder is then serving as a member of the Board of Directors. If the Founder is incapable of selecting a licensed physician, then the Founder’s spouse shall make the selection on behalf of the Founder, or in the absence or incapacity of the Founder’s spouse, the Founder’s adult children by majority vote shall make the selection on behalf of the Founder, or in the absence of adult children of such Founder or their inability to act by majority vote, a natural person then acting as the successor trustee of a revocable living trust which was created by the Founder and which holds more shares of all classes of capital stock of the Corporation than any other revocable living trust created by the Founder shall make the selection on behalf of the Founder, or in absence of any such successor trustee, the legal guardian or conservator of the estate of the Founder shall make the selection on behalf of the Founder.
(v)“Family Member” shall mean with respect to any natural person who is a Qualified Stockholder, the spouse or Spousal Equivalent, parents, grandparents, lineal descendants, siblings and lineal descendants of siblings of such Qualified Stockholder. Lineal descendants shall include adopted persons, but only so long as such persons are adopted while a minor.
(vi)“Family Trust” shall mean a bona fide trust, estate planning vehicle or similar entity created or established by a Qualified Stockholder for a Family Member or for estate planning purposes.
(vii)“Founder” means Brian Armstrong.
(viii)“Good Reason” means the occurrence of any of the following events or conditions, without the Founder’s express written consent (which consent may be denied, withheld or delayed for any reason): (A) a reduction in the Founder’s title from Chief Executive Officer or the material reduction in Founder’s authority, duties or responsibilities as in effect as of the date hereof, including without limitation the appointment of any other executive to the Corporation having equal or greater authority, duties or responsibilities than the Founder; a requirement that the Founder report to any person(s) other than the Board of Directors or a committee thereof; the termination of persons reporting directly to the Founder; or a material reduction in the proportion of the Corporation’s budget over which the Founder has authority; or (B) any action or inaction that constitutes a material breach by the Corporation of any agreement between the Corporation and the Founder, which breach is not cured within thirty (30) days after receipt of written notice describing in detail such breach to the Corporation from the Founder.
(ix)“Qualified Stockholder” shall mean: (A) the registered holder of a share of Class B Common Stock, FF Preferred Stock and/or Preferred Stock outstanding as of the Dual Class Effective Time; (B) the initial registered holder of any shares of Class B Common Stock that are originally issued by the Corporation after the Dual Class Effective Time pursuant to the exercise or conversion of Options or Convertible Securities, in each case, that are outstanding as of the Dual Class Effective Time; (C) each natural person who Transferred shares of or equity awards for Class B Common Stock, Preferred Stock and/or FF Preferred Stock (including any Option or Convertible Security exercisable or convertible into shares of Class B

Common Stock) to a Permitted Entity that is or becomes a Qualified Stockholder pursuant to clauses (A) or (B) of this definition; and (D) any Permitted Entity receiving Class B Common Stock, FF Preferred Stock or Preferred Stock pursuant to a Transfer of shares of Class B Common Stock, FF Preferred Stock or Preferred Stock, as applicable, by a Qualified Stockholder.
(x)“Parent” of an entity shall mean any entity that directly or indirectly owns or controls a majority of the voting power of the voting securities of such entity.
(xi)“Permitted Entity” shall mean with respect to a Qualified Stockholder:
(A)a Permitted Trust, individual retirement account, pension, profit-sharing or stock bonus plan (x) solely for the benefit of (1) such Qualified Stockholder, (2) one or more Family Members of such Qualified Stockholder, and/or (3) any other Permitted Entity of such Qualified Stockholder, and (y) over which such Qualified Stockholder exercises Voting Control;
(B)any general partnership, limited partnership, limited liability company, corporation or other entity (x) exclusively owned or controlled by (1) such Qualified Stockholder, (2) one or more Family Members of such Qualified Stockholder and/or (3) any other Permitted Entity of such Qualified Stockholder, and (y) over which such Qualified Stockholder exercises Voting Control;
(C)any Affiliate of a Qualified Stockholder that is an investment fund;
(D)any Charitable Trust or charitable foundation created or established by a Qualified Stockholder, (x) which Charitable Trust or charitable foundation is approved by the Board of Directors or (y) over which such Qualified Stockholder exercises Voting Control;
(E)any Family Trust, (x) which Family Trust is approved by the Board of Directors or (y) over which the Qualified Stockholder that created or established the Family Trust exercises Voting Control; and
(F)with respect to a Qualified Stockholder that is a Permitted Trust, the natural person that created or established such Permitted Trust.
(xii)“Permitted Trust” shall mean a bona fide trust, other than a Family Trust or a Charitable Trust, where each trustee is (A) a Qualified Stockholder, (B) a Family Member of a Qualified Stockholder, (C) a professional in the business of providing trustee services, including private professional fiduciaries, trust companies and bank trust departments, or (D) solely in the case of any such trust established by a natural person grantor prior to the Dual Class Effective Time, any other bona fide trustee.

(xiii)“Spousal Equivalent” as used herein, a person is deemed to be a “Spousal Equivalent” provided the following circumstances are true: (A) irrespective of whether or not the relevant person and the Spousal Equivalent are the same sex, they are the sole spousal equivalent of the other for the last twelve (12) months, (B) they intend to remain so indefinitely, (C) neither are married to anyone else, (D) both are at least eighteen (18) years of age and mentally competent to consent to contract, (E) they are not related by blood to a degree of closeness that would prohibit legal marriage in the state in which they legally reside, (F) they are jointly responsible for each other’s common welfare and financial obligations, and (G) they reside together in the same residence for the last twelve (12) months and intend to do so indefinitely.
(xiv)“Transfer” shall mean any sale, assignment, transfer, conveyance, hypothecation or other transfer or disposition of a share of the Corporation’s capital stock or any legal or beneficial interest in such share, whether or not for value and whether voluntary or involuntary or by operation of law, including, without limitation, a transfer of a share of the Corporation’s capital stock to a broker or other nominee (regardless of whether there is a corresponding change in beneficial ownership), or the transfer of, or entering into a binding agreement with respect to, Voting Control over such share by proxy or otherwise; provided, however, that the following shall not be considered a “Transfer” within the meaning of this Article Fourth, Part B, Section 3:
(A)the granting of a revocable proxy to officers or directors of the Corporation at the request of the Board of Directors in connection with actions to be taken at an annual or special meeting of stockholders; or
(B)the pledge of shares of the Corporation’s capital stock by a stockholder that creates a mere security interest in such shares pursuant to a bona fide loan or indebtedness transaction for so long as such stockholder continues to exercise Voting Control over such pledged shares; provided, however, that a foreclosure on such shares or other similar action by the pledgee shall constitute a Transfer unless such foreclosure or similar action qualifies as a Permitted Transfer.
A Transfer shall also be deemed to have occurred with respect to a share of the Corporation’s capital stock beneficially held by (x) an entity that is a Permitted Entity, if there occurs any act or circumstance that causes such entity to no longer be a Permitted Entity or (y) an entity that is a Qualified Stockholder, if there occurs a Transfer on a cumulative basis of a majority of the voting power of the voting securities of such entity or any direct or indirect Parent of such entity, other than a Transfer to parties that are holders of voting securities of any such entity or Parent of such entity as of the Dual Class Effective Time.
(xv)“Voting Control” shall mean, with respect to a share of the Corporation’s capital stock, the power (whether exclusive or shared) to vote or direct the voting of such share by proxy, voting agreement or otherwise.

B.PREFERRED STOCK.
30,929,220 shares of the authorized Preferred Stock of the Corporation are hereby designated “Series A Preferred Stock”, 25,415,778 shares of the authorized Preferred Stock of the Corporation are hereby designated “Series B Preferred Stock”, 32,542,128 shares of the authorized Preferred Stock of the Corporation are hereby designated “Series C Preferred Stock”, 17,471,130 shares of the authorized Preferred Stock of the Corporation are hereby designated “Series D Preferred Stock” and 14,508,000 shares of the authorized but unissued Preferred Stock of the Corporation are hereby designated “Series E Preferred Stock”, each with the following rights, preferences, powers, privileges and restrictions, qualifications and limitations. Unless otherwise indicated, references to “sections” or “subsections” in this Part B of this Article Fourth refer to sections and subsections of Part B of this Article Fourth.
1.Dividends. The holders of shares of Preferred Stock shall be entitled to receive dividends, on a pari passu basis, out of any assets legally available therefor, prior and in preference to any declaration or payment of any dividend (payable other than in Common Stock or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock of the Corporation) on the Common Stock and FF Preferred Stock of the Corporation, at the rate of (i) 6% of the Series A Original Issue Price (as adjusted for stock splits, stock dividends, reclassification and the like) per annum on each outstanding share of Series A Preferred Stock then held by them, (ii) 6% of the Series B Original Issue Price (as adjusted for stock splits, stock dividends, reclassification and the like) per annum on each outstanding share of Series B Preferred Stock then held by them, (iii) 6% of the Series C Original Issue Price (as adjusted for stock splits, stock dividends, reclassification and the like) per annum on each outstanding share of Series C Preferred Stock then held by them, (iv) 6% of the Series D Original Issue Price (as adjusted for stock splits, stock dividends, reclassification and the like) per annum on each outstanding share of Series D Preferred Stock then held by them and (v) 6% of the Series E Original Issue Price (as adjusted for stock splits, stock dividends, reclassification and the like) per annum on each outstanding share of Series E Preferred Stock then held by them; in each case payable when, as and if declared by the Board of Directors, calculated on the record date for determination of holders entitled to such dividend. Such dividends shall not be cumulative. After payment of such dividends, any additional dividends shall be distributed among the holders of Preferred Stock, Common Stock and FF Preferred Stock pro rata based on the number of shares of Common Stock then held by each holder (assuming conversion of all such Preferred Stock into Class A Common Stock), calculated on the record date for determination of holders entitled to such dividend.
2.Liquidation, Dissolution or Winding Up; Certain Mergers, Consolidations and Asset Sales.
2.1Preferential Payments to Holders of Preferred Stock. In the event of any Liquidation Event, the holders of shares of Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders before any payment shall be made to the holders of Common Stock or FF Preferred Stock by reason of their ownership thereof, an amount per share equal to the greater of (i) one (1) times the applicable Original Issue Price for such series, plus any dividends declared but unpaid thereon, for each share of Preferred Stock then held by them, or (ii) such amount per share as would have been payable had such share of Preferred Stock been converted into Common Stock pursuant to Section 4 immediately prior to such Liquidation Event, for each share of Preferred Stock then held by them (the amount payable pursuant to this sentence is hereinafter referred to as the “Series A Liquidation Amount” with respect to the Series A Preferred Stock, the “Series B Liquidation Amount” with respect to the Series B Preferred Stock, the “Series C Liquidation Amount” with respect to the Series C Preferred Stock, the “Series D Liquidation Amount” with respect to the Series D Preferred Stock and the “Series E Liquidation Amount” with respect to the Series E Preferred Stock); for clarity, the determination as to which of (i) or (ii) of the foregoing clause is greater shall be made at the time of the decision to liquidate, dissolve, or wind up, or upon consummation of a Liquidation Event, assuming any escrowed amounts will be paid out to the stockholders of the Corporation. If upon any such Liquidation Event, the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of Preferred Stock the full amount to which they shall be entitled under this Subsection 2.1, the holders of shares of Preferred Stock shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full. “Series A Original Issue Price” shall mean $0.19721, subject to appropriate adjustment in the event of any stock dividend, stock split, combination, or other similar recapitalization with respect to the Series A Preferred Stock, “Series B Original Issue Price” shall mean $1.00676, subject to appropriate adjustment in the event of any stock dividend, stock split, combination, or other similar recapitalization with respect to the Series B Preferred Stock, “Series C Original Issue Price” shall mean $2.76488, subject to appropriate adjustment in the event of any stock dividend, stock split, combination, or other similar recapitalization with respect to the Series C Preferred Stock, “Series D Original Issue Price” shall mean $8.2539, subject to appropriate adjustment in the event of any stock dividend, stock split, combination, or other similar recapitalization with respect to the Series D Preferred Stock and “Series E Original Issue Price” shall mean $36.1922, subject to appropriate adjustment in the event of any stock dividend, stock split, combination, or other similar recapitalization with respect to the Series E Preferred Stock.
2.2Payments to Holders of Common Stock and FF Preferred Stock. In the event of any Liquidation Event, after the payment of all preferential amounts required to be paid to the holders of shares of Preferred Stock, the remaining assets of the Corporation available for distribution to its stockholders shall be distributed among the holders of shares of Common Stock and FF Preferred Stock, pro rata based on the number of shares held by each such holder.
2.3Liquidation Events.
2.3.1Definition. Each of the following events shall be considered a “Liquidation Event” unless the holders of a majority of the outstanding shares of Series B Preferred Stock (such consent, the “Series B Approval”), the holders of a majority of the outstanding shares of Series C Preferred Stock (such consent, the “Series C Approval”), the holders of a majority of the outstanding shares of Series D Preferred Stock (such consent, the “Series D Approval”) and the holders of a majority of the outstanding shares of Series E

Preferred Stock (such consent, the “Series E Approval”), in each case voting exclusively and as a separate class, elect otherwise by written notice sent to the Corporation prior to the effective date of any such event:
(a)a merger or consolidation in which
(i)the Corporation is a constituent party or
(ii)direct or indirect subsidiary of the Corporation is a constituent party and either the Corporation or any of its subsidiaries, including but not limited to Coinbase, Inc. a Delaware corporation or Coinbase UK, Ltd. a private limited company incorporated under the laws of the United Kingdom (each, a “Key Subsidiary”), issues shares of its capital stock pursuant to such merger or consolidation, except any such merger or consolidation involving the Corporation or a subsidiary in which the shares of capital stock of the Corporation outstanding immediately prior to such merger or consolidation continue to represent, or are converted into or exchanged for shares of capital stock that represent, immediately following such merger or consolidation, at least a majority, by voting power, of the capital stock of (1) the surviving or resulting corporation or (2) if the surviving or resulting corporation is a wholly-owned subsidiary of another corporation immediately following such merger or consolidation, the ultimate parent corporation of such surviving or resulting corporation;
(b)the sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by the Corporation or any subsidiary of the Corporation of all or substantially all the assets of the Corporation and its subsidiaries taken as a whole, or the sale or disposition (whether by merger or otherwise) of one or more subsidiaries of the Corporation if substantially all of the assets of the Corporation and its subsidiaries taken as a whole are held by such subsidiary or subsidiaries, except where such sale, lease, transfer, exclusive license or other disposition is to a wholly-owned subsidiary of the Corporation;
(c)any voluntary or involuntary liquidation, dissolution or winding up of a Key Subsidiary; and
(d)any voluntary or involuntary liquidation, dissolution or winding up of the Corporation.
2.3.2Effecting a Liquidation Event.
(a)The Corporation shall not have the power to effect a Liquidation Event referred to in Subsection 2.3.1(a)(i) unless the agreement or plan of merger or consolidation for such transaction (the “Merger Agreement”) provides that the consideration payable to the stockholders of the Corporation shall be allocated among the holders of capital stock of the Corporation in accordance with Subsections 2.1 and 2.2.
(b)In the event of a Liquidation Event referred to in Subsection 2.3.1(a)(ii), 2.3.1(b) or 2.3.1(c), if the Corporation does not effect a dissolution of the Corporation under the General Corporation Law within 90 days after such Liquidation Event, then (i) the Corporation shall send a written notice to each holder of Preferred Stock no later than the 90th day after the Liquidation Event advising such holders of their right (and the requirements to be met to secure such right) pursuant to the terms of the following clause (ii) to require the redemption of such shares of Preferred Stock, and (ii) if the holders of at least a majority of the then-outstanding shares of Preferred Stock (voting together as a single class on an as-converted to Common Stock basis) so request in a written instrument delivered to the Corporation not later than 120 days after such Liquidation Event, the Corporation shall use the consideration received by the Corporation for such Liquidation Event (net of any retained liabilities associated with the assets sold or technology licensed, as determined in good faith by the Board of Directors), together with any other assets of the Corporation available for distribution to its stockholders, all to the extent permitted by Delaware law governing distributions to stockholders (the “Available Proceeds”), on the 150th day after such Liquidation Event, to redeem all outstanding shares of Preferred Stock at a price per share equal to (i) the Series A Liquidation Amount, with regard to each share of Series A Preferred Stock then outstanding, (ii) the Series B Liquidation Amount, with regard to each share of Series B Preferred Stock then outstanding, (iii) the Series C Liquidation Amount, with regard to each share of Series C Preferred Stock then outstanding, (iv) the Series D Liquidation Amount, with regard to each share of Series D Preferred Stock then outstanding and (v) the Series E Liquidation Amount, with regard to each share of Series E Preferred Stock then outstanding. Notwithstanding the foregoing, in the event of a redemption pursuant to the preceding sentence, if the Available Proceeds are not sufficient to redeem all outstanding shares of Preferred Stock, the Corporation shall ratably redeem each holder's shares of Preferred Stock to the fullest extent of such Available Proceeds, and shall redeem the remaining shares as soon as it may lawfully do so under Delaware law governing distributions to stockholders. Prior to the distribution or redemption provided for in this Subsection 2.3.2(b), the Corporation shall not expend or dissipate the consideration received for such Liquidation Event, except to discharge expenses incurred in connection with such Liquidation Event or in the ordinary course of business.
2.3.3Amount Deemed Paid or Distributed. The amount deemed paid or distributed to the holders of capital stock of the Corporation upon any such merger, consolidation, sale, transfer, exclusive license, other disposition or redemption shall be the cash or the value of the property, rights or securities paid or distributed to such holders by the Corporation or the acquiring person, firm or other entity. The value of such property, rights or securities shall be determined in good faith by the Board of Directors.
2.3.4Allocation of Escrow Consideration. In the event of a Liquidation Event pursuant to Subsection 2.3.1(a)(i), if any portion of the consideration payable to the stockholders of the Corporation is placed into escrow or retained as holdback to be available for satisfaction of indemnification or similar obligations in connection with such Liquidation Event, and payable only upon certain conditions (the “Escrow Consideration”), the Merger Agreement shall provide that the Escrow Consideration be included with the consideration to be allocated among the holders of capital stock of the Corporation in accordance with Subsections 2.1 and 2.2 in connection with such Liquidation Event.

3.Voting.
3.1General. On any matter presented to the stockholders of the Corporation for their action or consideration at any meeting of stockholders of the Corporation (or by written consent of stockholders in lieu of meeting), (i) each holder of outstanding shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and/or Series D Preferred Stock shall be entitled to cast the number of votes equal to the voting power of the whole shares of Class B Common Stock or, in the event the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and/or Series D Preferred Stock becomes convertible into Class A Common Stock pursuant to the provisions herein, Class A Common Stock, into which the shares of Preferred Stock held by such holder are convertible as of the record date for determining stockholders entitled to vote on such matter, and (ii) each holder of outstanding shares of Series E Preferred Stock shall be entitled to cast the number of votes equal to the voting power of the whole shares of Class A Common Stock into which the shares of Series E Preferred Stock held by such holder are convertible as of the record date for determining stockholders entitled to vote on such matter. Fractional votes shall not be permitted and any fractional voting rights available on an as-converted basis (after aggregating all shares into which shares of Preferred Stock held by each holder could be converted) shall be rounded to the nearest whole number (with one-half being rounded upward). Except as provided by applicable law or by the other provisions herein, holders of Preferred Stock shall (a) vote together with the holders of Common Stock as a single class on all matters (including the election of directors) submitted to a vote of the stockholders of the Corporation and (b) be entitled to notice of any stockholders’ meeting in accordance with the Bylaws of the Corporation, with the holders of Preferred Stock voting on as-converted to Common Stock basis.
3.2Board of Directors.
3.2.1Election of Directors. The holders of record of the shares of Series A Preferred Stock, voting exclusively and as a separate series, shall be entitled to elect one (1) director of the Corporation (the “Series A Director”). The holders of record of the shares of Series C Preferred Stock, voting exclusively and as a separate series, shall be entitled to elect one (1) director of the Corporation (the “Series C Director” and, together with the Series A Director, the “Preferred Directors”). The holders of record of the shares of Common Stock, voting exclusively and as a separate class, shall be entitled to elect two (2) directors of the Corporation (the “Common Directors”). The holders of record of the shares of Preferred Stock (other than Series E Preferred Stock), Common Stock and FF Preferred Stock, voting together as a single class on an as-converted to Common Stock basis (the “Specified Stock”), shall be entitled to elect directors to fill any remaining vacancies on the Board of Directors (each, an “Additional Director”). Each Additional Director that is also a Committee Designee (as defined in the Corporation’s Amended and Restated Voting Agreement dated on or about the date hereof, as the same may be amended or restated from time to time (the “Voting Agreement”)) (each such director, a “Committee Nominated Director”) shall be subject to election annually at a meeting of the stockholders, or pursuant to a written consent of the stockholders in lieu thereof, and shall hold office until the second Tuesday in November of the applicable year, or until the earlier of his or her death, resignation or removal. If such annual meeting is not held or such written consent not obtained, or if not all Committee Nominated

Directors are elected at such annual meeting or pursuant to such written consent, or a Committee Nominated Director vacancy otherwise occurs, Committee Nominated Directors may be elected at any special meeting of the stockholders, or pursuant to a written consent of the stockholders in lieu thereof, held for that purpose. Any director elected as provided in this Subsection 3.2 may be removed without cause by, and only by, the affirmative vote of the holders of the shares of the class or series of capital stock entitled to elect such director or directors, given either at a special meeting of such stockholders duly called for that purpose or pursuant to a written consent of stockholders. If the holders of shares of Series A Preferred Stock, Series C Preferred Stock or Common Stock, as the case may be, fail to elect a sufficient number of directors to fill all directorships for which they are entitled to elect directors, voting exclusively and as a separate class or series, as applicable, pursuant to the first three sentences of this Subsection 3.2.1, then any directorship not so filled shall remain vacant until such time as the holders of the Series A Preferred Stock, Series C Preferred Stock or Common Stock, as the case may be, elect a person to fill such directorship by vote or written consent in lieu of a meeting; and no such directorship may be filled by stockholders of the Corporation other than by the stockholders of the Corporation that are entitled to elect a person to fill such directorship, voting exclusively and as a separate class or series, as applicable. If any vacancy in the office of any Committee Nominated Director exists, such vacancy may be filled (either contingently or otherwise) by the holders of the Specified Stock as specified in this Subsection 3.2.1 or by the unanimous approval of the non-Committee Nominated Director members of the Board then in office, although less than a quorum, even if such directors or such sole remaining director were not elected by the holders of the Specified Stock; provided that where such vacancy occurs among the Committee Nominated Directors, the holders of the Specified Stock may override the Board’s action to fill such vacancy by (i) voting for their own designee to fill such vacancy at a meeting of the Corporation’s stockholders or (ii) written consent, if the consenting stockholders hold a sufficient number of shares to elect their designee at a meeting of the stockholders. At any meeting held for the purpose of electing a director, the presence in person or by proxy of the holders of a majority of the outstanding shares of the class or series entitled to elect such director shall constitute a quorum for the purpose of electing such director. Except as otherwise provided in this Subsection 3.2.1, a vacancy in any directorship filled by the holders of any class or series shall be filled only by vote or written consent in lieu of a meeting of the holders of such class or series or by any remaining director or directors elected by the holders of such class or series pursuant to this Subsection 3.2.1.
3.2.2Voting of Directors. At meetings of the Board of Directors, the directors of the Corporation then in office shall be entitled to the following votes:
(a)The Common Directors then in office shall be entitled to cast four (4) votes in the aggregate, unless increased up to an aggregate of seven (7) votes pursuant to Section 3.2.2(e) below (the “Common Director Votes”).
(b)Should one (1) Common Director serve on the Board of Directors, such Common Director shall be entitled to cast all of the then-applicable Common Director Votes.

(c)Should two (2) Common Directors serve on the Board of Directors, (i) if the number of Common Director Votes is equal to four (4), then each of the then-serving Common Directors shall be entitled to cast two (2) of the Common Director Votes, and (ii) if the number of Common Director Votes is greater than four (4), then (x) if one of such Common Directors is the CEO Director (as defined in the Voting Agreement), the CEO Director shall be entitled to cast that number of votes equal to two (2) of Common Director Votes plus the total number of Committee Nominated Directors then serving on the Board of Directors up to an aggregate of five (5) of the Common Director Votes and the remaining Common Director shall be entitled to cast two (2) of the Common Director Votes, and (y) if neither of the then-serving Common Directors is the CEO Director, then each of the then-serving Common Directors shall be entitled to cast half of the then-applicable total Common Director Votes.
(d)Each of the Preferred Directors and any Additional Directors shall be entitled to cast only one (1) vote per director.
(e)For every director seat then-occupied by a Committee Nominated Director, the number of Common Director Votes shall be increased by one (1) vote, up to a maximum total of seven (7) votes.
(f)Every reference in this Certificate of Incorporation and the Bylaws of the Corporation, in each case as the same may be amended or restated from time to time, to a majority or other proportion of the directors of the Corporation shall refer to a majority or other proportion of the votes of the directors. The voting rules set forth in this Subsection 3.2.2 shall apply to any vote taken at any meeting of a committee or sub-committee of the Board of Directors, such that, at any meeting of a committee or sub-committee of the Board of Directors, each director shall be entitled to cast the number of votes he or she would be entitled to cast if the vote were being taken at a meeting of the Board of Directors.
3.3Preferred Stock Protective Provisions. At any time when shares of Preferred Stock are outstanding, the Corporation shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, do any of the following without (in addition to any other vote required by applicable law or the Certificate of Incorporation) the written consent or affirmative vote of the holders of at least a majority of the then outstanding shares of Preferred Stock (for the avoidance of doubt, not including any shares of FF Preferred Stock) given in writing or by vote at a meeting, consenting or voting (as the case may be) together as a single class on an as-converted to Common Stock basis, and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect:
3.3.1amend, alter or repeal any provision of the Certificate of Incorporation or Bylaws of the Corporation or authorize the amendment, alteration or repeal of any provisions of the certificate of incorporation, bylaws, articles of association or similar charter documents of any Key Subsidiary;
3.3.2increase the authorized number of shares of Preferred Stock or increase the authorized number of shares of any additional class or series of capital stock of the Corporation or authorize any increase to the authorized shares of common stock or the creation or issuance of shares of any additional class or series of capital stock of any Key Subsidiary;
3.3.3create, or authorize the creation of, or issue or obligate itself to issue shares of, any additional class or series of capital stock unless the same ranks junior to each existing series of Preferred Stock with respect to the distribution of assets on a Liquidation Event, the payment of dividends and rights of redemption and not senior to any existing series of Preferred Stock with respect to voting;
3.3.4(i) reclassify, alter or amend any existing security of the Corporation that is pari passu with an existing series of Preferred Stock in respect of the distribution of assets on a Liquidation Event, the payment of dividends or rights of redemption, if such reclassification, alteration or amendment would render such other security senior to an existing series of Preferred Stock in respect of any such right, preference or privilege, or (ii) reclassify, alter or amend any existing security of the Corporation that is junior to an existing series of Preferred Stock in respect of the distribution of assets on a Liquidation Event, the payment of dividends or rights of redemption, if such reclassification, alteration or amendment would render such other security senior to or pan passu with an existing series of Preferred Stock in respect of any such right, preference or privilege, provided that this Subsection 3.3.4 shall not apply to the conversion of FF Preferred Stock into Subsequent Preferred Stock pursuant to Subsection 4.7 of Part C of this Article Fourth;
3.3.5purchase or redeem (or permit any subsidiary to purchase or redeem) or pay or declare any dividend or make any distribution on, any shares of capital stock of the Corporation other than (i) redemptions of or dividends or distributions on the Preferred Stock as expressly authorized herein, (ii) dividends or other distributions payable on the Common Stock solely in the form of additional shares of Common Stock, (iii) repurchases of stock from former employees, officers, directors, consultants or other persons who performed services for the Corporation or any subsidiary in connection with the cessation of such employment or service at the lower of the original purchase price or the then-current fair market value thereof, (iv) repurchases of stock in connection with the exercise of any right of first refusal held by the Corporation, or (v) as otherwise approved by the Board of Directors, including at least one Preferred Director;
3.3.6create, or hold capital stock in, any subsidiary that is not wholly owned (either directly or through one or more other subsidiaries) by the Corporation, or sell, transfer or otherwise dispose of any capital stock of any direct or indirect subsidiary of the Corporation, or permit any direct or indirect subsidiary to sell, lease, transfer, exclusively license or otherwise dispose (in a single transaction or series of related transactions) of all or substantially all of the assets of such subsidiary;
3.3.7liquidate, dissolve or wind-up the business and affairs of the Corporation or authorize the liquidation, dissolution and winding up of the business and affairs of the Key Subsidiary, effect any merger or consolidation or any other Liquidation Event, or consent to any of the foregoing;

3.3.8increase or decrease the authorized number of directors constituting the Board of Directors;
3.3.9create, or authorize the creation of, or issue, or authorize the issuance of any debt security, or permit any subsidiary to take any such action with respect to any debt security, if the aggregate indebtedness of the Corporation and its subsidiaries for borrowed money following such action would exceed $20,000,000, unless approved by the Board of Directors;
3.3.10increase the number of shares reserved for issuance under the Corporation's equity compensation plans or arrangements; or
3.3.11enter into a contract or transaction between the Corporation (or any direct or indirect subsidiary of the Corporation) and any other corporation, partnership, association or other organization in which one or more of the officers or directors of the Corporation is an officer or director of, or has a financial interest in, such other corporation, partnership, association or other organization, unless approved by the Board of Directors (including a majority of disinterested directors).
3.4Series A Preferred Stock Protective Provisions. At any time when at least 6,000,000 shares of Series A Preferred Stock are outstanding the Corporation shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, increase or decrease the authorized number of shares of Series A Preferred Stock or amend, alter or repeal any provision of the Certificate of Incorporation or Bylaws of the Corporation in a manner that adversely affects the rights and preferences of the Series A Preferred Stock in a manner different than the other series of Preferred Stock without (in addition to any other vote required by applicable law or the Certificate of Incorporation) the written consent or affirmative vote of the holders of at least a majority of the then outstanding shares of Series A Preferred Stock, voting exclusively and as a separate series, given in writing or by vote at a meeting, and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect.
3.5Series B Preferred Stock Protective Provisions. At any time when at least 6,000,000 shares of Series B Preferred Stock are outstanding the Corporation shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, do any of the following without (in addition to any other vote required by applicable law or the Certificate of Incorporation) the approval of the holders of at least two-thirds of the Series B Preferred Stock given in writing or by vote at a meeting and voting exclusively and as a separate series (the “Series B 2/3rds Approval”), and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect:
3.5.1increase or decrease the authorized number of shares of Series B Preferred Stock;
3.5.2amend, alter or repeal any provision of the Certificate of Incorporation or Bylaws of the Corporation or authorize the amendment, alteration or repeal of any provisions of the certificate of incorporation, bylaws, articles of association or similar charter documents of any Key Subsidiary, in either case, in a manner that adversely affects the rights and preferences of the Series B Preferred Stock in a manner different than the other series of Preferred Stock;
3.5.3waive the treatment of a Liquidation Event pursuant to Subsection 2.3.1;
3.5.4waive the price-based antidilution provisions applicable to the Series B Preferred Stock in Section 4.4 hereof;
3.5.5amend the mandatory conversion provisions in Section 5 hereof;
3.5.6alter or permit any Key Subsidiary's board of directors (or similar governing body) to alter the composition of the board of directors of such Key Subsidiary, unless approved by the Board of Directors; or
3.5.7permit any Key Subsidiary or Key Subsidiary's board of directors (or similar governing body) to take any action without the approval of the Board of Directors.
3.6Series C Preferred Stock Protective Provisions. At any time when at least 6,000,000 shares of Series C Preferred Stock are outstanding the Corporation shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, do any of the following without (in addition to any other vote required by applicable law or the Certificate of Incorporation) Series C Approval, and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect:
3.6.1increase or decrease the authorized number of shares of Series C Preferred Stock;
3.6.2amend, alter or repeal any provision of the Certificate of Incorporation or Bylaws of the Corporation or authorize the amendment, alteration or repeal of any provisions of the certificate of incorporation, bylaws, articles of association or similar charter documents of any Key Subsidiary, in either case, in a manner that adversely affects the rights and preferences of the Series C Preferred Stock in a manner different than the other series of Preferred Stock;
3.6.3waive the treatment of a Liquidation Event pursuant to Subsection 2.3.1;
3.6.4waive the price-based antidilution provisions applicable to the Series C Preferred Stock in Section 4.4 hereof;
3.6.5amend the mandatory conversion provisions in Section 5 hereof;

3.6.6alter or permit any Key Subsidiary's board of directors (or similar governing body) to alter the composition of the board of directors (or similar governing body) of the Key Subsidiary, unless approved by the Board of Directors; or
3.6.7permit any Key Subsidiary or such Key Subsidiary's board of directors (or similar governing body) to take any action without the approval of the Board of Directors.
3.7Series D Preferred Stock Protective Provisions. At any time when at least 3,750,000 shares of Series D Preferred Stock are outstanding the Corporation shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, do any of the following without (in addition to any other vote required by applicable law or the Certificate of Incorporation) Series D Approval, and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect:
3.7.1increase or decrease the authorized number of shares of Series D Preferred Stock;
3.7.2amend, alter or repeal any provision of the Certificate of Incorporation or Bylaws of the Corporation or authorize the amendment, alteration or repeal of any provisions of the certificate of incorporation, bylaws, articles of association or similar charter documents of any Key Subsidiary, in either case, in a manner that adversely affects the rights and preferences of the Series D Preferred Stock in a manner different than the other series of Preferred Stock;
3.7.3waive the treatment of a Liquidation Event pursuant to Subsection 2.3.1;
3.7.4waive the price-based antidilution provisions applicable to the Series D Preferred Stock in Section 4.4 hereof;
3.7.5amend the mandatory conversion provisions in Section 5 hereof;
3.7.6alter or permit any Key Subsidiary's board of directors (or similar governing body) to alter the composition of the board of directors (or similar governing body) of the Key Subsidiary, unless approved by the Board of Directors; or
3.7.7permit any Key Subsidiary or such Key Subsidiary's board of directors (or similar governing body) to take any action without the approval of the Board of Directors.
3.8Series E Preferred Stock Protective Provisions. At any time when at least 2,760,000 shares of Series E Preferred Stock are outstanding the Corporation shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, do any of the following without (in addition to any other vote required by applicable law or the Certificate of Incorporation) Series E Approval, and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect:

3.8.1increase or decrease the authorized number of shares of Series E Preferred Stock;
3.8.2amend, alter or repeal any provision of the Certificate of Incorporation or Bylaws of the Corporation or authorize the amendment, alteration or repeal of any provisions of the certificate of incorporation, bylaws, articles of association or similar charter documents of any Key Subsidiary, in either case, in a manner that adversely affects the rights and preferences of the Series E Preferred Stock in a manner different than the other series of Preferred Stock;
3.8.3waive the treatment of a Liquidation Event pursuant to Subsection 2.3.1;
3.8.4waive the price-based antidilution provisions applicable to the Series E Preferred Stock in Section 4.4 hereof; or
3.8.5amend the mandatory conversion provisions in Section 5 hereof.
4.Optional Conversion. The holders of the Preferred Stock shall have conversion rights as follows (the “Conversion Rights”):
4.1Right to Convert.
4.1.1Conversion Ratio. Each share of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and nonassessable shares of Class B Common Stock or, as applicable under Article Fourth, Part A, Sections 3.2 and 3.3, Class A Common Stock, as is determined by dividing the Series A Original Issue Price, Series B Original Issue Price, Series C Original Issue Price or Series D Original Issue Price, as applicable, by the Series A Conversion Price (as defined below), Series B Conversion Price (as defined below), Series C Conversion Price (as defined below) or Series D Conversion Price (as defined below), as applicable, in effect at the time of conversion. Each share of Series E Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and nonassessable shares of Class A Common Stock, as is determined by dividing the Series E Original Issue Price by the Series E Conversion Price (as defined below) in effect at the time of conversion. The “Series A Conversion Price” shall initially be equal to the Series A Original Issue Price, the “Series B Conversion Price” shall initially be equal to the Series B Original Issue Price, the “Series C Conversion Price” shall initially be equal to the Series C Original Issue Price, the “Series D Conversion Price” shall initially be equal to the Series D Original Issue Price and the “Series E Conversion Price” shall initially be equal to the Series E Original Issue Price. Such initial Conversion Prices, and the rate at which shares of Preferred Stock may be converted into shares of Common Stock, shall be subject to adjustment as provided below.

4.1.2Termination of Conversion Rights. In the event of a Liquidation Event, the Conversion Rights shall terminate at the close of business on the last full day preceding the date fixed for the payment of any such amounts distributable on such event to the holders of Preferred Stock.
4.2Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of the Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the fair market value of a share of Common Stock as determined in good faith by the Board of Directors. Whether or not fractional shares would be issuable upon such conversion shall be determined on the basis of the total number of shares of Preferred Stock the holder is at the time converting into Common Stock and the aggregate number of shares of Common Stock issuable upon such conversion.
4.3Mechanics of Conversion.
4.3.1Notice of Conversion. In order for a holder of Preferred Stock to voluntarily convert shares of Preferred Stock into shares of Class B Common Stock or Class A Common Stock, as applicable, such holder shall surrender the certificate or certificates for such shares of Preferred Stock (or, if such registered, holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate), at the office of the transfer agent for the Preferred Stock (or at the principal office of the Corporation if the Corporation serves as its own transfer agent), together with written notice that such holder elects to convert all or any number of the shares of the Preferred Stock represented by such certificate or certificates and, if applicable, any event on which such conversion is contingent. Such notice shall state such holder's name or the names of the nominees in which such holder wishes the certificate or certificates for shares of Class B Common Stock or Class A Common Stock, as applicable, to be issued. If required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or his, her or its attorney duly authorized in writing. The close of business on the date of receipt by the transfer agent (or by the Corporation if the Corporation serves as its own transfer agent) of such certificates (or lost certificate affidavit and agreement) and notice shall be the time of conversion (the “Conversion Time”), and the shares of Common Stock issuable upon conversion of the shares represented by such certificate shall be deemed to be outstanding of record as of such date. The Corporation shall, as soon as practicable after the Conversion Time, (i) issue and deliver to such holder of Preferred Stock, or to his, her or its nominees, a certificate or certificates for the number of full shares of Class B Common Stock or Class A Common Stock, as applicable, issuable upon such conversion in accordance with the provisions hereof and a certificate for the number (if any) of the shares of Preferred Stock represented by the surrendered certificate that were not converted into Class B Common Stock or Class A Common Stock, as applicable, (ii) pay in cash such amount as provided in Subsection 4.2 in lieu of any fraction of a share of Common Stock otherwise issuable upon such conversion and (iii) pay all declared but unpaid dividends on the shares of Preferred Stock converted.

4.3.2Reservation of Shares. The Corporation shall at all times when the Preferred Stock shall be outstanding, reserve and keep available out of its authorized but unissued capital stock, for the purpose of effecting the conversion of the Preferred Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Preferred Stock, the Corporation shall take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to the Certificate of Incorporation. Before taking any action which would cause an adjustment reducing the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion Price or Series E Conversion Price below the then par value of the shares of Common Stock issuable upon conversion of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock, as applicable, the Corporation will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and nonassessable shares of Common Stock at such adjusted Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion Price or Series E Conversion Price, as applicable.
4.3.3Effect of Conversion. All shares of Preferred Stock which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares shall immediately cease and terminate at the Conversion Time, except only the right of the holders thereof to receive shares of Common Stock in exchange therefor, to receive payment in lieu of any fraction of a share otherwise issuable upon such conversion as provided in Subsection 4.2 and to receive payment of any dividends declared but unpaid thereon. Any shares of Preferred Stock so converted shall be retired and cancelled and may not be reissued as shares of such series, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Preferred Stock accordingly.
4.3.4No Further Adjustment. Upon any such conversion, no adjustment to the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion Price or Series E Conversion Price shall be made for any declared but unpaid dividends on the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock surrendered for conversion or on the Common Stock delivered upon conversion.
4.3.5Taxes. The Corporation shall pay any and all issue and other similar taxes that may be payable in respect of any issuance or delivery of shares of Common Stock upon conversion of shares of Preferred Stock pursuant to this Section 4. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of shares of Common Stock in a name other than that in which the shares of Preferred Stock so converted were registered, and no such issuance or delivery shall be made unless and until the person or entity requesting such issuance has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.
4.4Adjustments to Conversion Price for Diluting Issues.
4.4.1Special Definitions. For purposes of this Article Fourth, the following definitions shall apply:
(a)“Option” shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire Class B Common Stock or Class A Common Stock or Convertible Securities.
(b)“Original Issue Date” shall mean the date on which the first share of Series E Preferred Stock was issued.
(c)“Convertible Securities” shall mean any evidences of indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Class B Common Stock or Class A Common Stock, but excluding Options.
(d)“Additional Shares of Common Stock” shall mean all shares of Class B Common Stock or Class A Common Stock, as applicable, issued (or, pursuant to Subsection 4.4.3 below, deemed to be issued) by the Corporation after the Original Issue Date, other than (1) the following shares of Class B Common Stock or Class A Common Stock, as applicable, and (2) shares of Class B Common Stock or Class A Common Stock, as applicable, deemed issued pursuant to the following Options and Convertible Securities (clauses (1) and (2), collectively, “Exempted Securities”):
(i)shares of Class B Common Stock or Class A Common Stock or Options issued to employees or directors of, or consultants or advisors to, the Corporation or any of its subsidiaries pursuant to a plan, agreement or arrangement approved by the Board of Directors;
(ii)shares of Class B Common Stock or Class A Common Stock, Options or Convertible Securities issued to banks, equipment lessors or other financial institutions, or to real property lessors, pursuant to a debt financing, equipment leasing or real property leasing transaction approved by the Board of Directors, including at least one Preferred Director;
(iii)shares of Class B Common Stock or Class A Common Stock, Options or Convertible Securities issued pursuant to the acquisition of another corporation by the Corporation by merger, purchase of substantially all of the assets or other reorganization or to a joint venture agreement, provided that such issuances are approved by the Board of Directors, including at least one Preferred Director;
(iv)shares of Class B Common Stock or Class A Common Stock, Options or Convertible Securities issued in connection with sponsored research, collaboration, technology license, development, OEM, marketing or other similar agreements or strategic partnerships approved by the Board of Directors, including at least one Preferred Director;
(v)shares of Class B Common Stock or Class A Common Stock, Options or Convertible Securities issued by reason of a dividend, stock split, split-up or other distribution on shares of Common Stock that is covered by Subsection 4.5, 4.6, 4.7 or 4.8;
(vi)shares of Class A Common Stock issued or issuable in a Qualified IPO;
(vii)shares of Class B Common Stock or Class A Common Stock, Options or Convertible Securities issued upon conversion of or as a dividend or distribution on Preferred Stock;
(viii)shares of Class B Common Stock or Class A Common Stock or Convertible Securities actually issued upon the exercise of Options or shares of Class B Common Stock or Class A Common Stock actually issued upon the conversion or exchange of Convertible Securities, in each case provided such issuance is pursuant to the terms of such Option or Convertible Security; or
(ix)securities issued or issuable in any other transaction for which exemption from these price-based antidilution provisions is approved before or after issuance of the securities by the Board of Directors, including at least one Preferred Director, and (A) if the issuance of such securities would result in an adjustment of the Series C Conversion Price but not the Series B Conversion Price or Series A Conversion Price, the Series C Approval, (B) if the issuance of such securities would result in an adjustment of the Series D Conversion Price but not the Series C Conversion Price, Series B Conversion Price or Series A Conversion Price, the Series D Approval and (C) if the issuance of such securities would result in an adjustment of the Series E Conversion Price but not the Series D Conversion Price, Series C Conversion Price, Series B Conversion Price or Series A Conversion Price, the Series E Approval.
4.4.2.No Adjustment of Conversion Price. No adjustment in the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion Price or Series E Conversion Price shall be made as the result of the issuance or deemed issuance of Additional Shares of Common Stock if the Corporation receives Series B 2/3rds Approval, Series C Approval, Series D Approval and Series E Approval agreeing that no such adjustment shall be made as the result of the issuance or deemed issuance of such Additional Shares of Common Stock.
4.4.3.Deemed Issue of Additional Shares of Common Stock.
(a)If the Corporation at any time or from time to time after the Original Issue Date shall issue any Options or Convertible Securities (excluding Options or Convertible Securities which are themselves Exempted Securities) or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares of Class B Common Stock or Class

A Common Stock (as set forth in the instrument, relating thereto, assuming the satisfaction of any conditions to exercisability, convertibility or exchangeability but without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date.
(b)If the terms of any Option or Convertible Security, the issuance of which resulted in an adjustment to the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion Price or Series E Conversion Price pursuant to the terms of Subsection 4.4.4, are revised as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such Option or Convertible Security (but excluding automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such Option or Convertible Security) to provide for either (1) any increase or decrease in the number of shares of Class B Common Stock or Class A Common Stock issuable upon the exercise, conversion and/or exchange of any such Option or Convertible Security or (2) any increase or decrease in the consideration payable to the Corporation upon such exercise, conversion and/or exchange, then, effective upon such increase or decrease becoming effective, the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion Price or Series E Conversion Price, as applicable, computed upon the original issue of such Option or Convertible Security (or upon the occurrence of a record date with respect thereto) shall be readjusted to such Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion Price or Series E Conversion Price, as applicable, as would have obtained had such revised terms been in effect upon the original date of issuance of such Option or Convertible Security. Notwithstanding the foregoing, no readjustment pursuant to this clause (b) shall have the effect of increasing the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion Price or Series E Conversion Price to an amount which exceeds the lower of (i) the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion Price or Series E Conversion Price, as applicable, in effect immediately prior to the original adjustment made as a result of the issuance of such Option or Convertible Security, or (ii) the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion Price or Series E Conversion Price, as applicable, that would have resulted from any issuances of Additional Shares of Common Stock (other than deemed issuances of Additional Shares of Common Stock as a result of the issuance of such Option or Convertible Security) between the original adjustment date and such readjustment date.
(c)If the terms of any Option or Convertible Security (excluding Options or Convertible Securities which are themselves Exempted Securities), the issuance of which did not result in an adjustment to the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion Price or Series E Conversion Price pursuant to the terms of Subsection 4.4.4 (either because the consideration per share (determined pursuant to Subsection 4.4.5) of the Additional Shares of Common Stock subject thereto was equal to or greater than the Series A Conversion Price, Series B Conversion Price,

Series C Conversion Price, Series D Conversion Price or Series E Conversion Price, as applicable, then in effect, or because such Option or Convertible Security was issued before the Original Issue Date), are revised after the Original Issue Date as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such Option or Convertible Security (but excluding automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such Option or Convertible Security) to provide for either (1) any increase in the number of shares of Class B Common Stock or Class A Common Stock issuable upon the exercise, conversion or exchange of any such Option or Convertible Security or (2) any decrease in the consideration payable to the Corporation upon such exercise, conversion or exchange, then such Option or Convertible Security, as so amended or adjusted, and the Additional Shares of Common Stock subject thereto (determined in the manner provided in Subsection 4.4.3(a)) shall be deemed to have been issued effective upon such increase or decrease becoming effective.
(d)Upon the expiration or termination of any unexercised Option or unconverted or unexchanged Convertible Security (or portion thereof) which resulted (either upon its original issuance or upon a revision of its terms) in an adjustment to the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion Price or Series E Conversion Price, as applicable, pursuant to the terms of Subsection 4.4.4, the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion Price and Series E Conversion Price shall each be readjusted to such Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion Price and Series E Conversion Price as would have obtained had such Option or Convertible Security (or portion thereof) never been issued.
(e)If the number of shares of Class B Common Stock or Class A Common Stock issuable upon the exercise, conversion and/or exchange of any Option or Convertible Security, or the consideration payable to the Corporation upon such exercise, conversion and/or exchange, is calculable at the time such Option or Convertible Security is issued or amended but is subject to adjustment based upon subsequent events, any adjustment to the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion Price or Series E Conversion Price provided for in this Subsection 4.4.3 shall be effected at the time of such issuance or amendment based on such number of shares or amount of consideration without regard to any provisions for subsequent adjustments (and any subsequent adjustments shall be treated as provided in clauses (b) and (c) of this Subsection 4.4.3). If the number of shares of Class B Common Stock or Class A Common Stock issuable upon the exercise, conversion and/or exchange of any Option or Convertible Security, or the consideration payable to the Corporation upon such exercise, conversion and/or exchange, cannot be calculated at all at the time such Option or Convertible Security is issued or amended, any adjustment to the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion Price or Series E Conversion Price that would result under the terms of this Subsection 4.4.3 at the time of such issuance or amendment shall instead be effected at the time such number of shares and/or amount of consideration is first calculable (even if subject to subsequent adjustments), assuming for purposes of calculating such adjustment to the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion

Price or Series E Conversion Price that such issuance or amendment took place at the time such calculation can first be made.
4.4.4Adjustment of Conversion Price Upon Issuance of Additional Shares of Common Stock. In the event the Corporation shall at any time after the Original Issue Date issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Subsection 4.4.3), without consideration or for a consideration per share less than the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion Price or Series E Conversion Price, as applicable, in effect immediately prior to such issue, then the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion Price or Series E Conversion Price, as applicable, shall be reduced, concurrently with such issue, to a price (calculated to the nearest one-hundredth of a cent) determined in accordance with the following formula:
CP2 = CP1* (A + B) ÷ (A + C).
For purposes of the foregoing formula, the following definitions shall apply:
(a)“CP2” shall mean the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion Price or Series E Conversion Price, as applicable, in effect immediately after such issue of Additional Shares of Common Stock
(b)“CP1” shall mean the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion Price or Series E Conversion Price, as applicable, in effect immediately prior to such issue of Additional Shares of Common Stock;
(c)“A” shall mean the number of shares of Class B Common Stock and Class A Common Stock outstanding immediately prior to such issue of Additional Shares of Common Stock (treating for this purpose as outstanding all shares of Class B Common Stock and Class A Common Stock issuable upon exercise of Options outstanding immediately prior to such issue or upon conversion or exchange of Convertible Securities (including the Preferred Stock) outstanding (assuming exercise of any outstanding Options therefor) immediately prior to such issue);
(d)“B” shall mean the number of shares of Class B Common Stock or Class A Common Stock that would have been issued if such Additional Shares of Common Stock had been issued at a price per share equal to CP1 (determined by dividing the aggregate consideration received by the Corporation in respect of such issue by CP1); and
(e)“C” shall mean the number of such Additional Shares of Common Stock issued in such transaction.

4.4.5Determination of Consideration. For purposes of this Subsection 4.4, the consideration received by the Corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:
(a)Cash and Property: Such consideration shall:
(i)insofar as it consists of cash, be computed at the aggregate amount of cash received by the Corporation, excluding amounts paid or payable for accrued interest;
(ii)insofar as it consists of property other than cash, be computed at the fair market value thereof at the time of such issue, as determined in good faith by the Board of Directors; and
(iii)in the event Additional Shares of Common Stock are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (i) and (ii) above, as determined in good faith by the Board of Directors.
(b)Options and Convertible Securities. The consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Subsection 4.4.3, relating to Options and Convertible Securities, shall be determined by dividing the total amount, if any, received or receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by
(i)the maximum number of shares of Class B Common Stock or Class A Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities.
4.4.6Multiple Closing Dates. In the event the Corporation shall issue on more than one date Additional Shares of Common Stock that are a part of one transaction or a series of related transactions and that would result in an adjustment to the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion Price or Series E Conversion Price pursuant to the terms of Subsection 4.4.4, and such issuance dates occur within a period of no more than 90 days from the first such issuance to the final such issuance, then, upon the final such issuance, the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion Price or Series E Conversion Price, as applicable, shall be readjusted to give effect to all such issuances as if they occurred on the date of the first such issuance (and without giving effect to any additional adjustments as a result of any such subsequent issuances within such period).
4.5Adjustment for Stock Splits and Combinations. If the Corporation shall at any time or from, time to time after the Original Issue Date effect a subdivision of the outstanding Class B Common Stock and/or Class A Common Stock, the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion Price and Series E Conversion Price in effect immediately before that subdivision shall be proportionately decreased so that the number of shares of Class B Common Stock or Class A Common Stock issuable on conversion of each share of such series shall be increased in proportion to such increase in the aggregate number of shares of Common Stock outstanding. If the Corporation shall at any time or from time to time after the Original Issue Date combine the outstanding shares of Class B Common Stock and/or Class A Common Stock, the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion Price and Series E Conversion Price in effect immediately before the combination shall be proportionately increased so that the number of shares of Class B Common Stock or Class A Common Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in the aggregate number of shares of Common Stock outstanding. Any adjustment under this subsection shall become effective at the close of business on the date the subdivision or combination becomes effective.
4.6Adjustment for Certain Dividends and Distributions. In the event the Corporation at any time or from time to time after the Original Issue Date shall make or issue, or fix a record date for the determination of holders of Class B Common Stock and/or Class A Common Stock entitled to receive, a dividend or other distribution payable on the Class B Common Stock and/or Class A Common Stock in additional shares of Class B Common Stock and/or Class A Common Stock, then and in each such event the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion Price and Series E Conversion Price in effect immediately before such event shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion Price or Series E Conversion Price, as applicable, then in effect by a fraction:
(1)the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and
(2)the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution. Notwithstanding the foregoing, (a) if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion Price or Series E Conversion Price, as applicable, shall be recomputed accordingly as of the close of business on such record date and thereafter the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion Price and Series E Conversion Price shall be adjusted pursuant to this subsection as of the time of actual payment of such dividends or distributions; and (b) that no such adjustment shall be made to the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion Price or Series E Conversion Price, as applicable, if the holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock, as applicable, simultaneously receive a dividend or other distribution of shares of Class B Common Stock and/or Class A Common Stock in a number equal to the number of shares of Class B Common Stock and/or Class A Common Stock as they would have received if all outstanding shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock, as applicable, had been converted into Common Stock on the date of such event.
4.7Adjustments for Other Dividends and Distributions. In the event the Corporation at any time or from time to time after the Original Issue Date shall make or issue, or fix a record date for the determination of holders of Class B Common Stock and/or Class A Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation (other than a distribution of shares of (i) Class B Common Stock in respect of outstanding shares of Class B Common Stock or (ii) Class A Common Stock in respect of outstanding shares of Class A Common Stock) or in other property and the provisions of Section 1 do not apply to such dividend or distribution, then and in each such event the holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock, as applicable, shall receive, simultaneously with the distribution to the holders of Class B Common Stock and/or Class A Common Stock, as applicable, a dividend or other distribution of such securities or other property in an amount equal to the amount of such securities or other property as they would have received if all outstanding shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock, as applicable, had been converted into Common Stock on the date of such event.
4.8Adjustment for Merger or Reorganization, etc. Subject to the provisions of Subsection 2.3, if there shall occur any reorganization, recapitalization, reclassification, consolidation or merger involving the Corporation in which the Class B Common Stock and/or Class A Common Stock (but not the Preferred Stock) is converted into or exchanged for securities, cash or other property (other than a transaction covered by Subsections 4.4, 4.6 or 4.7), then, following any such reorganization, recapitalization, reclassification, consolidation or merger, each share of Preferred Stock shall thereafter be convertible in lieu of the Class B Common Stock and/or Class A Common Stock into which it was convertible prior to such event into the kind and amount of securities, cash or other property which a holder of the number of shares of Class B Common Stock and/or Class A Common Stock of the Corporation issuable upon conversion of one share of Preferred Stock immediately prior to such reorganization, recapitalization, reclassification, consolidation or merger would have been entitled to receive pursuant to such transaction; and, in such ease, appropriate adjustment (as determined in good faith by the Board of Directors) shall be made in the application of the provisions in this Section 4 with respect to the rights and interests thereafter of the holders of the Preferred Stock, to the end that the provisions set forth in this Section 4 (including provisions with respect to changes in and other adjustments of the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion Price and Series E Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities or other property thereafter deliverable upon the conversion of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock.
4.9Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion Price or Series E Conversion Price pursuant to this Section 4, the Corporation at its expense shall, as promptly as reasonably practicable but in any event not later than 10 days thereafter, compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Preferred Stock a certificate setting forth such adjustment or readjustment (including the kind and amount of securities, cash or other property into which the Preferred Stock is convertible) and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, as promptly as reasonably practicable after the written request at any time of any holder of Preferred Stock (but in any event not later than 10 days thereafter), furnish or cause to be furnished to such holder a certificate setting forth (i) the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion Price or Series E Conversion Price, as applicable, then in effect, and (ii) the number of shares of Class B Common Stock or Class A Common Stock, as applicable, and the amount, if any, of other securities, cash or property which then would be received upon the conversion of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock, as applicable.
4.10Notice of Record Date. In the event:
(a)the Corporation shall take a record of the holders of its Class B Common Stock and/or Class A Common Stock (or other capital stock or securities at the time issuable upon conversion of the Preferred Stock) for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of capital stock of any class or any other securities, or to receive any other security; or
(b)of any capital reorganization of the Corporation, any reclassification of the Class B Common Stock and/or Class A Common Stock of the Corporation; or
(c)any Liquidation Event, then, and in each such case, the Corporation will send or cause to be sent to the holders of the Preferred Stock a notice specifying, as the case may be, (i) the record date for such dividend, distribution or right, and the amount and character of such dividend, distribution or right, or (ii) the effective date on which such reorganization, reclassification, consolidation, merger, transfer or Liquidation Event is proposed to take place, and the time, if any is to be fixed, as of which the holders of record of Class B Common Stock and/or Class A Common Stock (or such other capital stock or securities at the time issuable upon the conversion of the Preferred Stock) shall be entitled to exchange their shares of Class B Common Stock and/or Class A Common Stock (or such other capital stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, transfer or Liquidation Event, and the amount per share and character of such exchange applicable to the Preferred Stock and the Class B Common Stock and/or Class A Common Stock. Such notice shall be sent at least 10 days prior to the record date or effective date for the event specified in such notice.
5.Mandatory Conversion.
5.1Trigger Events. Upon either (a) the closing of the sale of shares of Class A Common Stock to the public, in a firm-commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, resulting in at least $100,000,000 of proceeds, before deduction of the underwriting discount and commissions (a “Qualified IPO”), to the Corporation or (b) the date and time, or the occurrence of an event, specified by vote or written consent of the holders of at least a majority of the then outstanding shares of Preferred Stock, voting together as a single class on an as-converted to Class A Common Stock basis (the time of such closing or the date and time specified or the time of the event specified in such vote or written consent is referred to herein as the “Mandatory Conversion Time”), (i) all outstanding shares of Preferred Stock shall automatically be converted into shares of Class B Common Stock or Class A Common Stock, as applicable, including under Article Fourth, Part A, Sections 3.2 and 3.3, at the then effective conversion rate and (ii) such shares may not be reissued by the Corporation; provided, however, that the mandatory conversion of the Series B Preferred Stock pursuant to Section 5.1(b) shall additionally require the Series B Approval, the mandatory conversion of the Series C Preferred Stock pursuant to Section 5.1(b) shall additionally require the Series C Approval, the mandatory conversion of the Series D Preferred Stock pursuant to Section 5.1(b) shall additionally require the Series D Approval and the mandatory conversion of the Series E Preferred Stock pursuant to Section 5.1(b) shall additionally require the Series E Approval; provided further, however, that no such Series B Approval shall be required in connection with a Liquidation Event in which the consideration payable to the holders of the Series B Preferred Stock per share of Series B Preferred Stock held by them, and after giving effect to the mandatory conversion, is at least three times (3x) the Series B Original Purchase Price, no such Series C Approval shall be required in connection with a Liquidation Event in which the consideration payable to the holders of the Series C Preferred Stock per share of Series C Preferred Stock held by them, and after giving effect to the mandatory conversion, is at least three times (3x) the Series C Original Purchase Price, no such Series D Approval shall be required in connection with a Liquidation Event in which the consideration payable to the holders of the Series D Preferred Stock per share of Series D Preferred Stock held by them, and after giving effect to the mandatory conversion, is at least two times (2x) the Series D Original Purchase Price and no such Series E Approval shall be required in connection with a Liquidation Event in which the consideration payable to the holders of the Series E Preferred Stock per share of Series E Preferred Stock held by them, and after giving effect to the mandatory conversion, is at least one times (1x) the Series E Original Purchase Price.

5.2Procedural Requirements. All holders of record of shares of Preferred Stock shall be sent written notice of the Mandatory Conversion Time and the place designated for mandatory conversion of all such shares of Preferred Stock pursuant to this Section 5. Such notice need not be sent in advance of the occurrence of the Mandatory Conversion Time. Upon receipt of such notice, each holder of shares of Preferred Stock shall surrender his, her or its certificate or certificates for all such shares (or, if such holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate) to the Corporation at the place designated in such notice. If so required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the, registered holder or by his, her or its attorney duly authorized in writing. All rights with respect to the Preferred Stock converted pursuant to Subsection 5.1, including the rights, if any, to receive notices and vote (other than as a holder of Class B Common Stock or Class A Common Stock, as applicable), will terminate at the Mandatory Conversion Time (notwithstanding the failure of the holder or holders thereof to surrender the certificates at or prior to such time), except only the rights of the holders thereof, upon surrender of their certificate or certificates (or lost certificate affidavit and agreement) therefor, to receive the items provided for in the next sentence of this Subsection 5.2. As soon as practicable after the Mandatory Conversion Time and the surrender of the certificate or certificates (or lost certificate affidavit and agreement) for Preferred Stock, the Corporation shall issue and deliver to such holder, or to his, her or its nominees, a certificate or certificates for the number of full shares of Class B Common Stock or Class A Common Stock, as applicable, issuable on such conversion in accordance with the provisions hereof, together with cash as provided in Subsection 4.2 in lieu of any fraction of a share of Class B Common Stock or Class A Common Stock, as applicable, otherwise issuable upon such conversion and the payment of any declared but unpaid dividends on the shares of Preferred Stock converted. Such converted Preferred Stock shall be retired and cancelled and may not be reissued as shares of such series, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Preferred Stock accordingly.
6.Redemption. The Preferred Stock shall not be mandatorily redeemable.
7.Redeemed or Otherwise Acquired Shares. Any shares of Preferred Stock that are redeemed or otherwise acquired by the Corporation or any of its subsidiaries shall be automatically and immediately cancelled and retired and shall not be reissued, sold or transferred. Neither the Corporation nor any of its subsidiaries may exercise any voting or other rights granted to the holders of Preferred Stock following redemption.
8.Notices. Any notice required or permitted by the provisions of this Article Fourth to be given to a holder of shares of Preferred Stock shall be mailed, postage prepaid, to the post office address last shown on the records of the Corporation, or given by electronic communication in compliance with the provisions of the General Corporation Law, and shall be deemed sent upon such mailing or electronic transmission. If no such address appears or is given, notice shall be deemed given at the place where the principal executive office of the Corporation is located.
C.FF PREFERRED.
The powers, rights, preferences, privileges and restrictions granted to and imposed on the FF Preferred Stock are as set forth below in this Part C of this Article Fourth. Unless otherwise indicated, references to “sections” or “subsections” in this Part C of this Article Fourth refer to sections and subsections of Part C of this Article Fourth.
1.Dividend Provisions. The holders of shares of FF Preferred Stock shall be entitled to receive, out of any assets legally available therefor, such dividends (other than payable solely in Common Stock or Common Stock Equivalents, as defined below), when, as and if declared by the Board of Directors, on a pro rata basis with the holders of Common Stock based on the number of shares of Common Stock held by each (assuming conversion of all such FF Preferred Stock into Common Stock).
2.Liquidation Provisions. Upon the liquidation, dissolution or winding up of the Corporation, or the occurrence of a Liquidation Event, the assets of the Corporation shall be distributed as provided in Subsection 2 of Part B of Article Fourth above.
3.Redemption. The FF Preferred Stock is not mandatorily redeemable.
4.Conversion. The holders of shares of FF Preferred Stock shall be entitled to conversion rights as follows:
4.1Right to Convert to Common Stock. Subject to Subsection 4.3 below, each share of FF Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Corporation or any transfer agent for such stock, into such number of fully paid and nonassessable shares of Class B Common Stock or, as applicable under Article Fourth, Part A, Sections 3.2 and 3.3, Class A Common Stock, as is determined by dividing $1.00 (as adjusted for any stock splits, stock dividends, combinations, subdivisions, recapitalizations or the like) by the Conversion Price applicable to such shares (the conversion rate for FF Preferred Stock into Common Stock is referred to herein as the “FF Preferred Conversion Rate”), determined as hereafter provided, in effect on (i) the date the certificate is surrendered for conversion or (ii) in the case of uncertificated securities, the date the notice of conversion is received by the Corporation. Any transfer of shares of FF Preferred Stock that is neither (A) made in connection with an Equity Financing (as such term is defined in Subsection 4.7 below), nor (B) authorized by the Board of Directors, shall be deemed an election of an option to convert such shares into Class B Common Stock or, as applicable under Article Fourth, Part A, Sections 3.2 and 3.3, Class A Common Stock, and each such transferred share of FF Preferred Stock shall automatically convert into such number of fully paid and nonassessable shares of Class B Common Stock or Class A Common Stock, as applicable, as is determined by dividing $1.00 (as adjusted for any stock splits, stock dividends, combinations, subdivisions, recapitalizations or the like) by the Conversion Price applicable to such share, determined as hereafter provided, effective immediately prior to such transfer. The initial Conversion Price per share of FF Preferred Stock shall be $1.00 (as adjusted for any stock splits, stock dividends, combinations, subdivisions, recapitalizations or the like). Such initial Conversion Price shall be subject to adjustment as set forth in Subsection 4.4 below.
4.2Automatic Conversion. Each share of FF Preferred Stock shall automatically be converted into shares of Class B Common Stock or, as applicable under Article Fourth, Part A, Sections 3.2 and 3.3, Class A Common Stock, at the FF Preferred Conversion Rate then in effect for such share immediately upon the earlier of (i) except as provided in Subsection 4.3 below, a Qualified IPO or (ii) the date specified by vote or written consent of the holders of a majority of the then outstanding shares of FF Preferred Stock, voting exclusively and as a separate class.
4.3Mechanics of Conversion. Before any holder of FF Preferred Stock shall be entitled to convert such FF Preferred Stock into shares of Common Stock, the holder shall give written notice to the Corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the shares of Class B Common Stock or Class A Common Stock, as applicable, are to be issued and, in the case of FF Preferred Stock represented by a certificate, the holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for such FF Preferred Stock. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of FF Preferred Stock, or to the nominee or nominees of such holder, a certificate or certificates or, in the case of uncertificated securities, a notice of issuance, for the number of shares of Class B Common Stock or Class A Common Stock, as applicable, to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of certificates, or in the case of uncertificated securities, on the date such notice of conversion is received by the Corporation, and the person or persons entitled to receive the shares of Class B Common Stock or Class A Common Stock, as applicable, issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Class B Common Stock or Class A Common Stock, as applicable, as of such date. If the conversion is in connection with a firm commitment underwritten public offering of securities, the conversion may, at the option of any holder tendering such FF Preferred Stock for conversion, be conditioned upon the closing of the sale of securities pursuant to such offering, in which event any persons entitled to receive Class B Common Stock or Class A Common Stock, as applicable, upon conversion of such FF Preferred Stock shall not be deemed to have converted such FF Preferred Stock until immediately prior to the closing of such sale of securities.
4.4Conversion Price Adjustments of FF Preferred Stock for Splits and Combinations. The Conversion Price of the FF Preferred Stock shall be subject to adjustment from time to time as follows:
4.4.1Stock Splits and Dividends. In the event the Corporation should at any time after the filing date of this Certificate fix a record date for the effectuation of a split or subdivision of the outstanding shares of Class B Common Stock and/or Class A Common Stock or the determination of holders of Class B Common Stock and/or Class A Common Stock entitled to receive a dividend or other distribution payable in additional shares of Class B

Common Stock and/or Class A Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Class B Common Stock and/or Class A Common Stock (hereinafter referred to as “Common Stock Equivalents”) without payment of any consideration by such holder for the additional shares of Class B Common Stock and/or Class A Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the Conversion Price of the FF Preferred Stock shall be appropriately decreased so that the number of shares of Class B Common Stock or Class A Common Stock, as applicable, issuable on conversion of each share of such FF Preferred Stock shall be increased in proportion to such increase of the aggregate number of shares of Class B Common Stock and Class A Common Stock outstanding and those issuable with respect to such Common Stock Equivalents with the number of shares issuable with respect to Common Stock Equivalents determined from time to time in the manner provided for deemed issuances in Subsection 4.4.2 below.
4.4.2Deemed Issuances of Common Stock. The following provisions shall apply for purposes of this Subsection 4.4.
(a)The aggregate maximum number of shares of Class B Common Stock and/or Class A Common Stock deliverable upon conversion, exchange or exercise (assuming the satisfaction of any conditions to convertibility, exchangeability or exercisability, including, without limitation, the passage of time, but without taking into account potential antidilution adjustments) of any Common Stock Equivalents and subsequent conversion, exchange or exercise thereof shall be deemed to have been issued at the time such securities were issued or such Common Stock Equivalents were issued.
(b)In the event of any change in the number of shares of Class B Common Stock and/or Class A Common Stock deliverable or in the consideration payable to the Corporation upon conversion, exchange or exercise of any Common Stock Equivalents, other than a change resulting from the antidilution provisions thereof, the Conversion Price of the FF Preferred Stock, to the extent in any way affected by or computed using such Common Stock Equivalents, shall be recomputed to reflect such change, but no further adjustment shall be made for the actual issuance of Class B Common Stock and/or Class A Common Stock or any payment of such consideration upon the conversion, exchange or exercise of such Common Stock Equivalents.
(c)Upon the termination or expiration of the convertibility, exchangeability or exercisability of any Common Stock Equivalents, the Conversion Price of the FF Preferred Stock, to the extent in any way affected by or computed using such Common Stock Equivalents, shall be recomputed to reflect the issuance of only the number of shares of Class B Common Stock and/or Class A Common Stock (and Common Stock Equivalents that remain convertible, exchangeable or exercisable) actually issued upon the conversion, exchange or exercise of such Common Stock Equivalents.
4.4.3Reverse Stock Splits. If the number of shares of Class B Common Stock and/or Class A Common Stock outstanding at any time after the filing date of this Certificate is decreased by a combination of the outstanding shares of Class B Common

Stock and/or Class A Common Stock, then, following the record date of such combination, the Conversion Price for the FF Preferred Stock shall be appropriately increased so that the number of shares of Class B Common Stock or Class A Common Stock, as applicable, issuable on conversion of each share of such FF Preferred Stock shall be decreased in proportion to such decrease in outstanding shares.
4.5No Fractional Shares and Notices as to Adjustments.
4.5.1No fractional shares shall be issued upon the conversion of any share or shares of FF Preferred Stock, and the number of shares of Common Stock to be issued shall be rounded down to the nearest whole share. The number of shares issuable upon such conversion shall be determined on the basis of the total number of shares of FF Preferred Stock the holder is at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion. If the conversion would result in any fractional share, the Corporation shall, in lieu of issuing any such fractional share, pay the holder thereof an amount in cash equal to the fair market value of such fractional share on the date of conversion, as determined in good faith by the Board of Directors.
4.5.2Upon the occurrence of each adjustment or readjustment of the Conversion Price of FF Preferred Stock pursuant to this Subsection 4, the Corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of such FF Preferred Stock a notice setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of such FF Preferred Stock, furnish or cause to be furnished to such holder a notice setting forth (A) such adjustment and readjustment, (B) the Conversion Price for the FF Preferred Stock at the time in effect and (C) the, number of shares of Class B Common Stock or Class A Common Stock, as applicable, and the amount, if any, of other property which at the time would be received upon the conversion of a share of FF Preferred Stock.
4.6Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of FF Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of FF Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of FF Preferred Stock, in addition to such other remedies as shall be available to the holder of such FF Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to this Certificate.
4.7Right to Convert to Preferred Stock. If a share of FF Preferred Stock is purchased by an investor in connection with an Equity Financing (as defined below), then immediately upon the closing of such purchase, each such share of FF Preferred Stock transferred to the investor shall automatically convert, at the Conversion Ratio (as defined below), into shares of a subsequent series of preferred stock of the Corporation sold by the Corporation in such Equity Financing (“Subsequent Preferred Stock”) (an “FF Preferred Sale”), provided that the aggregate Liquidation Preference (as defined below) of the Subsequent Preferred Stock issued upon conversion of (i) the FF Preferred sold in such FF Preferred Sale and (ii) the FF Preferred sold in any other FF Preferred Sales does not exceed twenty percent (20%) of the aggregate Liquidation Preference of all shares of Preferred Stock outstanding immediately following such FF Preferred Sale (including the outstanding shares of Subsequent Preferred Stock issued upon conversion of the FF Preferred sold in such FF Preferred Sale). As used in this paragraph, “Liquidation Preference” shall mean the preferential payments to holders of Preferred Stock in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company or Liquidation Event pursuant to Subsection 2.1 of Part B of Article Fourth, “Conversion Ratio” shall mean, for each Equity Financing, one divided by the number of shares into which a share of Subsequent Preferred Stock issued in such Equity Financing is convertible into Common Stock of the Corporation, and “Equity Financing” shall mean an equity financing of the Corporation in which the Corporation signs a purchase agreement and sells and issues Subsequent Preferred Stock of the Corporation. By way of example only, in the event that one share of Subsequent Preferred Stock issued in the Equity Financing is convertible into two shares of Common Stock, the Conversion Ratio shall be one-half (1/2) and each share of FF Preferred Stock would convert into one-half of a share of such Subsequent Preferred Stock.
4.8Notices. Any notice required by the provisions of this Subsection 4 to be given to the holders of shares of FF Preferred Stock shall be deemed given if deposited in the U.S. mail, postage prepaid, and addressed to each holder of record at his address appearing on the books of the Corporation. If no such address appears or is given, notice shall be deemed given at the place where the principal executive office of the Corporation is located.
5.Voting Rights and Powers. Except as expressly provided by this Certificate or as provided by law, the holders of FF Preferred Stock shall be entitled to the same voting rights as the holders of the Class B Common Stock or, in the event the FF Preferred Stock becomes convertible into Class A Common Stock under Article Fourth, Part A, Sections 3.2 and 3.3, Class A Common Stock, and to notice of any stockholders’ meeting in accordance with the Bylaws of the Corporation, and the holders of Common Stock and the holders of FF Preferred Stock shall vote together as a single class on all matters. Each holder of FF Preferred Stock shall be entitled to the same number of votes as a share of Class B Common Stock or Class A Common Stock, as applicable, for each share of Class B Common Stock or Class A Common Stock, as applicable, into which the shares of FF Preferred Stock held by such holder are convertible as of the record date for determining stockholders entitled to vote on such matter. Fractional votes shall not, however, be permitted and any fractional voting rights available on an as-converted basis (after aggregating all shares into which shares of FF Preferred Stock held by each holder could be converted) shall be rounded to the nearest whole number (with one-half being rounded upward). The number of authorized shares of FF Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of shares of stock of the Corporation representing a majority of the votes represented by all outstanding shares of stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the Delaware General Corporation Law.

6.Status of Converted Stock. In the event any shares of FF Preferred Stock shall be converted pursuant to Subsection 4 above, the shares so converted shall be cancelled and shall not be issuable by the Corporation. This Certificate shall be appropriately amended to effect the corresponding reduction in the Corporation's authorized capital stock.
FIFTH: Subject to any additional vote required by the Certificate of Incorporation or Bylaws, in furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend and rescind any or all of the Bylaws of the Corporation.
SIXTH: Subject to any additional vote required by the Certificate of Incorporation, the number of directors of the Corporation shall be determined in the manner set forth in the Bylaws of the Corporation.
SEVENTH: Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.
EIGHTH: Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws of the Corporation may provide. The books of the Corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.
NINTH: To the fullest extent permitted by law, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. If the General Corporation Law or any other law of the State of Delaware is amended after approval by the stockholders of this Article Ninth to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law as so amended.
Any repeal or modification of the foregoing provisions of this Article Ninth by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of, or increase the liability of any director of the Corporation with respect to any acts or omissions of such director occurring prior to, such repeal or modification.
TENTH: To the fullest extent permitted by applicable law, the Corporation is authorized to provide indemnification of (and advancement of expenses to) directors, officers and agents of the Corporation (and any other persons to which General Corporation Law permits the Corporation to provide indemnification) through Bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the General Corporation Law.
Any amendment, repeal or modification of the foregoing provisions of this Article Tenth shall not adversely affect any right or protection of any director, officer or other agent of the Corporation existing at the time of such amendment, repeal or modification.

ELEVENTH: The Corporation renounces, to the fullest extent permitted by law, any interest or expectancy of the Corporation in, or in being offered an opportunity to participate in, any Excluded Opportunity. An “Excluded Opportunity” is any matter, transaction or interest that is presented to, or acquired, created or developed by, or which otherwise comes into the possession of, (i) any director of the Corporation who is not an employee of the Corporation or any of its subsidiaries, or (ii) any holder of Preferred Stock or any partner, member, director, stockholder, employee or agent of any such holder, other than someone who is an employee of the Corporation or any of its subsidiaries (collectively, “Covered Persons”), unless such matter, transaction or interest is presented to, or acquired, created or developed by, or otherwise comes into the possession of, a Covered Person expressly and solely in such Covered Person's capacity as a director of the Corporation.
TWELFTH: For purposes of Section 500 of the California Corporations Code (to the extent applicable), in connection with any repurchase of shares of Common Stock permitted under this Certificate of Incorporation from employees, officers, directors or consultants of the Corporation in connection with a termination of employment or services pursuant to agreements or arrangements approved by the Board of Directors (in addition to any other consent required under this Certificate of Incorporation), such repurchase may be made without regard to any “preferential dividends arrears amount” or “preferential rights amount” (as those terms are defined in Section 500 of the California Corporations Code). Accordingly, for purposes of making any calculation under California Corporations Code Section 500 in connection with such repurchase, the amount of any “preferential dividends arrears amount” or “preferential rights amount” (as those terms are defined therein) shall be deemed to be zero.
THIRTEENTH: Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery in the State of Delaware shall be the sole and exclusive forum for any stockholder (including a beneficial owner) to bring (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim against the Corporation, its directors, officers or employees arising pursuant to any provision of the Delaware General Corporation Law or the Corporation’s certificate of incorporation or bylaws or (iv) any action asserting a claim against the Corporation, its directors, officers or employees governed by the internal affairs doctrine, except for, as to each of (i) through (iv) above, any claim as to which the Court of Chancery determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, or for which the Court of Chancery does not have subject matter jurisdiction. If any provision or provisions of this Article Thirteenth shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Article Thirteenth (including, without limitation, each portion of any sentence of this Article Thirteenth containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other persons or entities and circumstances shall not in any way be affected or impaired thereby.
* * *
3.That this Amended and Restated Certificate of Incorporation, which restates and integrates and further amends the provisions of this Corporation's Certificate of Incorporation, has been duly adopted in accordance with Sections 141, 228, 242 and 245 of the General Corporation Law.

IN WITNESS WHEREOF, this Amended and Restated Certificate of Incorporation has been executed by a duly authorized officer of this corporation on this 9th day of December 2020.

By:	/s/ Brian Armstrong
Brian Armstrong, Chief Executive Officer
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